Global Casinos’ Third Quarter Net Revenue Increases 71%

Operating cash flow improves 50% versus year-ago period;
Company prepares for expanded gaming in Colorado

BOULDER, Colo. – May 14, 2009 – Global Casinos, Inc. (OTCBB: GBCS) today announced financial results for its third quarter ended March 31, 2009.

Third quarter net revenue increased 71% to $1,584,000 versus net revenue of $928,000 in the third quarter last year. The increase was due largely to Global’s March 2008 acquisition of the Doc Holliday Casino in Central City, which contributed only 13 days of revenue to last year’s third quarter.  The improvement also resulted from a 14 percent quarter-over-quarter revenue increase at Global’s flagship Bull Durham Casino.

Global reported third quarter operating income of $26,000 versus an operating loss of $25,000 in the third quarter a year ago. The Company reported a third quarter net loss attributable to common shareholders of $25,000, or less than $0.01 per diluted share, versus a net loss attributable to common shareholders of $51,000, or $0.01 per diluted share, in the third quarter last year.

Through nine months, net revenue increased 76% to $4,764,000 from $2,714,000 in the comparable period last year.  Global reported a loss from operations of $46,000 versus income from operations of $143,000 in the comparable prior-year period.  The decline in operating income relates primarily to increased expenses associated with the acquisition of Doc Holliday.  Net loss attributable to common shareholders was $218,000, or $0.04 per diluted share, versus net income of $71,000, or $0.01 per diluted share, at the nine-month mark last year.

For the nine months ended March 31, 2009, Global reported cash flow from operations of $547,000, up 50% versus the $365,000 reported at the nine-month mark last year. The Company ended the third quarter with cash and cash equivalents of $1,305,000 and total current assets of $1,505,000.

Clifford L. Neuman, president, said, “The continued growth at our legacy Bull Durham Casino continues to buck the trends of the broader gaming industry, which is still being challenged by the weak economy.  An outstanding management team, strong loyalty program, superior customer service and advanced player tracking system are collectively fueling Bull Durham’s solid quarter-over-quarter growth.”

Neuman added, “We continue to focus on implementing similar programs at our Doc Holliday property, and are currently seeking options to fund these investments, as well as to refinance our debt and enhance our working capital position.

“We are preparing to enter the most active period of our fiscal year, and we expect this summer to be particularly busy given the upcoming kick off of expanded gaming in Colorado’s casino towns.   Beginning July 2, higher wager limits, extended hours of operation and new casino games should begin to attract larger crowds and a broader demographic to our gaming communities.  We remain optimistic about the impact these changes, coupled with our internal continuous improvement efforts, could have on Global Casinos’ long-range financial performance.”

About Global Casinos, Inc.
Global Casinos, Inc. owns and operates the Bull Durham Saloon and Casino and Doc Holliday Casino, located in Colorado’s limited stakes gaming districts of Black Hawk and Central City, respectively.

Safe Harbor Statement
Certain statements in this news release that are not historical facts are forward-looking statements, such as statements relating to anticipated enhancements in the Company’s financial performance, and future development or expansion activities.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect performance and financial results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in gaming laws or regulations (including the legalization of gaming in various jurisdictions), risks related to development and construction activities, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-KSB for the year ended June 30, 2008.

CONTACTS:

Clifford L. Neuman

President and CEO

Global Casinos, Inc.

303-449-2100

Geoff High

Principal

Pfeiffer High Investor Relations Inc.

303-393-7044

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended March 31, 2009 and 2008
(unaudited)

	2009	2008

Revenues:
Casino	$ 1,627,142	$ 966,364
Promotional allowances	(43,246)	(38,590)
Net Revenues	1,583,896	927,774

Expenses:
Casino operations	1,514,393	926,156
Operating, general, and administrative	43,301	26,276
	1,557,694	952,432

Income (loss) from operations	26,202	(24,658)

Other income (expense):
Interest	(37,355)	(21,689)
Equity in earnings of Global Gaming Technologies	(60)	(904)

Income (loss) before provision for income taxes	(11,213)	(47,251)
Provision for income taxes	-	-

Net income (loss)	(11,213)	(47,251)

Series D Preferred dividends	(14,000)	(3,700)
Net income (loss) attributable to common shareholders	$ (25,213)	$ (50,951)

Earnings (loss) per common share:
Basic	$ (0.00)	$ (0.01)
Diluted	$ (0.00)	$ (0.01)

Weighted average shares outstanding:
Basic	5,955,215	5,282,193
Diluted	5,955,215	5,282,193

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the nine months ended March 31, 2009 and 2008
(unaudited)

	2009	2008

Revenues:
Casino	$ 4,884,500	$ 2,829,589
Promotional allowances	(120,155)	(115,241)
Net Revenues	4,764,345	2,714,348

Expenses:
Casino operations	4,588,744	2,445,784
Operating, general, and administrative	221,440	124,937
	4,810,184	2,570,721

Income (loss) from operations	(45,839)	143,627

Other income (expense):
Interest	(120,009)	(61,581)
Equity in earnings of Global Gaming Technologies	(6,743)	(7,126)
Loss on asset disposals	(2,743)	-

Income (loss) before provision for income taxes	(175,334)	74,920
Provision for income taxes	-	-

Net income (loss)	(175,334)	74,920

Series D Preferred dividends	(42,622)	(3,700)
Net income (loss) attributable to common shareholders	$ (217,956)	$ 71,220

Earnings (loss) per common share:
Basic	$ (0.04)	$ 0.01
Diluted	$ (0.04)	$ 0.01

Weighted average shares outstanding:
Basic	5,935,507	5,272,634
Diluted	5,935,507	5,359,814

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	June 30, 2008
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$ 1,305,104	$ 1,163,416
Accrued gaming income	148,746	219,821
Inventory	21,415	16,469
Prepaid expenses and other current assets	29,789	92,972
Total current assets	1,505,054	1,492,678

Investment in Global Gaming Technologies	54,104	60,847

Land, building and improvements, and equipment:
Land	517,950	517,950
Building and improvements	4,121,308	4,121,308
Equipment	3,119,816	3,057,670
Total land, building and improvements, and equipment	7,759,074	7,696,928
Accumulated depreciation	(4,267,595)	(3,900,633)
Land, building and improvements, and equipment, net	3,491,479	3,796,295

Goodwill	1,898,496	1,898,496

Total assets	$ 6,949,133	$ 7,248,316

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(continued from previous page) GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	June 30, 2008
	(unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, trade	$ 239,053	$ 75,196
Accounts payable, related parties	16,781	68,332
Accrued expenses	301,501	359,461
Accrued interest	4,361	6,390
Joint venture obligation	28,150	30,000
Current portion of long-term debt	2,074,270	589,581
Other	252,133	254,105
Total current liabilities	2,916,249	1,383,065

Long-term debt, less current portion	-	1,659,411

Commitments and contingencies

Stockholders' equity:
Preferred stock: 10,000,000 shares authorized
Series A - no dividends, $2.00 stated value, non-voting,
2,000,000 shares authorized, 200,500 shares issued and outstanding	401,000	401,000
Series B - 8% cumulative, convertible, $10.00 stated value, non-voting,
400,000 shares authorized, no shares issued and outstanding	-	-
Series C - 7% cumulative, convertible, $1.20 stated value, voting
600,000 shares authorized, no shares issued and outstanding	-	-
Series D - 8% cumulative, convertible, $1.00 stated value, non-voting
1,000,000 shares authorized, 700,000 shares issued and outstanding	700,000	700,000
Common stock - $0.05 par value; 50,000,000 shares authorized;
5,955,215 and 5,865,215 shares issued and outstanding	297,761	293,261
Additional paid-in capital	14,024,971	14,027,093
Accumulated deficit	(11,390,848)	(11,215,514)
Total equity	4,032,884	4,205,840

Total liabilities and stockholders' equity	$ 6,949,133	$ 7,248,316